EXHIBIT 99.1
FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Fourth Quarter and Full Year 2022 Financial Results
EMERYVILLE, Calif., Feb. 14, 2023 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported net income of $72.9 million, or $0.86 per diluted share, for the fourth quarter ended December 31, 2022, which compares to $76.8 million, or $0.90 per diluted share, in the third quarter ended September 30, 2022 and $60.5 million, or $0.69 per diluted share, in the fourth quarter ended December 31, 2021. Adjusted net income for the quarter was $72.9 million, or $0.86 per diluted share, which compares to $76.8 million, or $0.90 per diluted share, in the third quarter ended September 30, 2022 and $63.5 million, or $0.73 per diluted share, in the fourth quarter ended December 31, 2021.

Net income for the full year ended December 31, 2022 was $292.9 million or $3.39 per diluted share, which compares to $231.1 million, or $2.65 per diluted share, for the year ended December 31, 2021. Adjusted net income for the year was $291.6 million or $3.39 per diluted share, which compares to $236.8 million, or $2.73 per diluted share, for the year ended December 31, 2021. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share and adjusted return on equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.

Adam Pollitzer, President and Chief Executive Officer of National MI, said, “The fourth quarter capped another year of standout success for National MI. In 2022, we delivered strong operating performance, generated significant NIW volume and growth in our high-quality insured portfolio, and achieved record profitability and an 18.4% return on equity. We continued to manage with discipline and a focus on through-the-cycle performance, and looking forward, we’re well-positioned to continue to serve our customers and their borrowers, support our talented team, and deliver sustained performance and long-term value for our shareholders.”

Selected fourth quarter 2022 highlights include:

•Primary insurance-in-force at quarter end was $184.0 billion, compared to $179.2 billion at the end of the third quarter and $152.3 billion at the end of the fourth quarter of 2021

•Net premiums earned were $119.6 million, compared to $118.3 million in the third quarter and $113.9 million in the fourth quarter of 2021

•Underwriting and operating expenses were $26.7 million, compared to $27.1 million in the third quarter and $38.8 million in the fourth quarter of 2021

•Insurance claims and claim expenses were $3.4 million, compared to a benefit of $3.4 million in the third quarter and a benefit of $0.5 million in the fourth quarter of 2021

•Shareholders’ equity was $1.6 billion at quarter end and book value per share was $19.31. Book value per share excluding the impact of net unrealized gains and losses in the investment portfolio was $21.76, up 4% compared to $20.85 in the third quarter and 19% compared to $18.23 in the fourth quarter of 2021

•Annualized return on equity for the quarter was 18.6%, compared to 20.1% in the third quarter and 15.7% in the fourth quarter of 2021

•At quarter-end, total PMIERs available assets were $2.4 billion and net risk-based required assets were $1.2 billion

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	12/31/2022	9/30/2022	12/31/2021	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$184.0	$179.2	$152.3	3%	21%
New Insurance Written - NIW
Monthly premium	10.5	16.7	17.0	(37)%	(38)%
Single premium	0.3	0.6	1.4	(52)%	(80)%
Total (2)	10.7	17.2	18.3	(38)%	(42)%

FINANCIAL HIGHLIGHTS (Unaudited, $millions, except per share amounts)
Net Premiums Earned	119.6	118.3	113.9	1%	5%
Insurance Claims and Claim (Benefits) Expenses	3.4	(3.4)	(0.5)	(202)%	(790)%
Underwriting and Operating Expenses	26.7	27.1	38.8	(2)%	(31)%
Net Income	72.9	76.8	60.5	(5)%	21%
Book Value per Share (excluding net unrealized gains and losses) (3)	21.76	20.85	18.23	4%	19%
Loss Ratio	2.9%	(2.9)%	(0.4)%
Expense Ratio	22.3%	22.9%	34.1%

(1)    Percentages may not be replicated based on the rounded figures presented in the table.
(2)     Total may not foot due to rounding.
(3)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholder's equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, February 14, 2023, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The conference call can also be accessed by dialing (844) 481-2708 in the U.S., or (412) 317-0664 internationally, by referencing NMI Holdings, Inc.

About NMI Holdings, Inc.

NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "perceive," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in general economic, market and political conditions and policies (including rising interest rates and inflation) and investment results or other conditions that affect the U.S. housing market or

EXHIBIT 99.1
the U.S. markets for home mortgages, mortgage insurance, reinsurance and credit risk transfer markets, including the risk related to geopolitical instability, inflation, an economic downturn (including any decline in home prices) or recession, and their impacts on our business, operations and personnel; changes in the charters, business practices, policy, pricing or priorities of Fannie Mae and Freddie Mac (collectively, the GSEs), which may include decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages; or changes in the direction of housing policy objectives of the Federal Housing Finance Agency (“FHFA”), such as the FHFA's priority to increase the accessibility to and affordability of homeownership for low-and-moderate income borrowers and underrepresented communities; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (“PMIERs”) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (“D.C.”) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers such as the Federal Housing Administration, the U.S. Department of Agriculture's Rural Housing Service and the U.S. Department of Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; adoption of new or changes to existing laws, rules and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including the implementation of the final rules defining and/or concerning "Qualified Mortgage" and "Qualified Residential Mortgage"; U.S. federal tax reform and other potential changes in tax law and their impact on us and our operations; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential legal and regulatory claims, investigations, actions, audits or inquiries that could result in adverse judgements, settlements, fines or other reliefs that could require significant expenditures or have other negative effects on our business; uncertainty relating to the coronavirus (COVID-19) virus and its variants or the measures taken by governmental authorities and other third-parties to contain the spread of COVID-19, including their impact on the global economy, the U.S. housing, real estate, housing finance and mortgage insurance markets, and our business, operations and personnel; our ability to successfully execute and implement our capital plans, including our ability to access the equity, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; lenders, the GSEs, or other market participants seeking alternatives to private mortgage insurance; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; decrease in the length of time our insurance policies are in force; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; climate risk and efforts to manage or regulate climate risk by government agencies could affect our business and operations; potential adverse impacts arising from the occurrence of any man-made disasters or public health emergencies, including pandemics; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; effectiveness and security of our information technology systems and digital products and services, including the risks these systems, products or services may fail to operate as expected or planned, or expose us to cybersecurity or third-party risks (including the exposure of our confidential customer and other confidential information); and ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2021, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Use of Non-GAAP Financial Measures

We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) and enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the

EXHIBIT 99.1
comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and other infrequent, unusual or non-operating items in the periods in which such items are incurred.

Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and other infrequent, unusual or non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.

Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return on equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Book value per share (excluding net unrealized gains and losses) is defined as total shareholder's equity, excluding the after-tax effects of unrealized gains and losses on investments, divided by shares outstanding.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1)    Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. Furthermore, all unexercised warrants expired in April 2022 and, as such, no change in fair value will be recognized in future reporting periods. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.
(2)    Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3)    Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(4)    Other infrequent, unusual or non-operating items. Items that are the result of unforeseen or uncommon events, and are not expected to recur with frequency in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include infrequent, unusual or non-operating adjustments related to severance, restricted stock modification and other expenses incurred in connection with the CEO transition announced in September 2021 and the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are infrequent

EXHIBIT 99.1
or non-recurring in nature, and are not indicative of the performance of, or ongoing trends in, our primary operating activities or business.
(5) Net unrealized gains and losses on investments. The recognition of the net unrealized gains or losses on investment can vary significantly across periods and is influenced by factors such as interest rate movement, overall market and economic conditions, and tax and capital profiles. These valuation adjustments may not necessarily result in economic gains or losses and not reflective of ongoing operations. Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these unrealized gains or losses.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income (unaudited)	For the three months ended December 31,		For the year ended December 31,
	2022	2021	2022	2021
	(In Thousands, except for per share data)
Revenues
Net premiums earned	$119,584	$113,933	$475,266	$444,294
Net investment income	13,341	10,045	46,406	38,072
Net realized investment gains	6	714	481	729
Other revenues	176	380	1,192	1,977
Total revenues	133,107	125,072	523,345	485,072
Expenses
Insurance claims and claim expenses (benefits)	3,450	(500)	(3,594)	12,305
Underwriting and operating expenses	26,711	38,843	117,490	142,303
Service expenses	131	650	1,094	2,509
Interest expense	8,035	8,029	32,163	31,796
Gain from change in fair value of warrant liability	—	(112)	(1,113)	(566)
Total expenses	38,327	46,910	146,040	188,347

Income before income taxes	94,780	78,162	377,305	296,725
Income tax expense	21,840	17,639	84,403	65,595
Net income	$72,940	$60,523	$292,902	$231,130

Earnings per share
Basic	$0.87	$0.71	$3.45	$2.70
Diluted	$0.86	$0.69	$3.39	$2.65

Weighted average common shares outstanding
Basic	83,592	85,757	84,921	85,620
Diluted	84,809	87,117	85,999	86,885

Loss ratio (1)	2.9%	(0.4)%	(0.8)%	2.8%
Expense ratio (2)	22.3%	34.1%	24.7%	32.0%
Combined ratio (3)	25.2%	33.7%	24.0%	34.8%

Net income	$72,940	$60,523	$292,902	$231,130
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) in accumulated other comprehensive income, net of tax expense (benefit) of $4,505 and $(4,601) for the three months ended December 31, 2022 and 2021, respectively, and $(54,608) and $(13,768) for the years ended December 31, 2022, and 2021, respectively	16,948	(17,307)	(205,428)	(51,795)
Reclassification adjustment for realized gains included in net income, net of tax expense of $1 and $150 for the three months ended December 31, 2022 and 2021, respectively, and $101 and $153 for the years ended December 31, 2022, and 2021, respectively	(5)	(564)	(380)	(576)
Other comprehensive income (loss), net of tax	16,943	(17,871)	(205,808)	(52,371)
Comprehensive income	$89,883	$42,652	$87,094	$178,759
(1)    Loss ratio is calculated by dividing insurance claims and claim expenses (benefits) by net premiums earned.
(2)    Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1

Consolidated balance sheets (unaudited)	December 31, 2022	December 31, 2021
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $2,352,747 and $2,078,773 as of December 31, 2022 and December 31, 2021, respectively)	$2,099,389	$2,085,931
Cash and cash equivalents (including restricted cash of $2,176 and $3,165 as of December 31, 2022 and December 31, 2021, respectively)	44,426	76,646
Premiums receivable	69,680	60,358
Accrued investment income	14,144	11,900
Deferred policy acquisition costs, net	58,564	59,584
Software and equipment, net	31,930	32,047
Intangible assets and goodwill	3,634	3,634
Reinsurance recoverable	21,587	20,320
Prepaid federal income taxes (1)	154,409	89,244
Other assets (1) (2)	18,267	10,917
Total assets	$2,516,030	$2,450,581

Liabilities
Debt	$396,051	$394,623
Unearned premiums	123,035	139,237
Accounts payable and accrued expenses	74,576	72,000
Reserve for insurance claims and claim expenses	99,836	103,551
Reinsurance funds withheld	2,674	5,601
Warrant liability, at fair value	—	2,363
Deferred tax liability, net	193,859	164,175
Other liabilities	12,272	3,245
Total liabilities	902,303	884,795

Shareholders' equity
Common stock - class A shares, $0.01 par value; 86,472,742 shares issued and 83,549,879 shares outstanding as of December 31, 2022 and 85,792,849 shares issued and outstanding as of December 31, 2021, respectively (250,000,000 shares authorized)	865	858
Additional paid-in capital	972,717	955,302
Treasury stock, at cost: 2,922,863 and 0 common shares as of December 31, 2022 and December 31, 2021, respectively	(56,575)	—
Accumulated other comprehensive (loss) income, net of tax	(204,323)	1,485
Retained earnings	901,043	608,141
Total shareholders' equity	1,613,727	1,565,786
Total liabilities and shareholders' equity	$2,516,030	$2,450,581

(1)    "Prepaid federal income taxes" have been reclassified from "Other assets" in the prior period.
(2)    "Prepaid expenses" and "Prepaid reinsurance premiums" have been reclassified as "Other assets" in the prior period.

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations (unaudited)
	For the three months ended			For the year ended
	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$119,584	$118,317	$113,933	$475,266	$444,294
Net investment income	13,341	11,945	10,045	46,406	38,072
Net realized investment gains	6	14	714	481	729
Other revenues	176	301	380	1,192	1,977
Total revenues	133,107	130,577	125,072	523,345	485,072
Expenses
Insurance claims and claim expenses (benefits)	3,450	(3,389)	(500)	(3,594)	12,305
Underwriting and operating expenses	26,711	27,144	38,843	117,490	142,303
Service expenses	131	197	650	1,094	2,509
Interest expense	8,035	8,036	8,029	32,163	31,796
Gain from change in fair value of warrant liability	—	—	(112)	(1,113)	(566)
Total expenses	38,327	31,988	46,910	146,040	188,347

Income before income taxes	94,780	98,589	78,162	377,305	296,725
Income tax expense	21,840	21,751	17,639	84,403	65,595
Net income	$72,940	$76,838	$60,523	$292,902	$231,130

Adjustments:
Net realized investment gains	(6)	(14)	(714)	(481)	(729)
Gain from change in fair value of warrant liability	—	—	(112)	(1,113)	(566)
Capital markets transaction costs	—	—	1,505	205	3,979
Other infrequent, unusual or non-operating items	—	—	2,540	—	3,829
Adjusted income before taxes	94,774	98,575	81,381	375,916	303,238

Income tax (benefit) expense on adjustments (1)	(1)	(3)	251	(58)	806
Adjusted net income	$72,935	$76,827	$63,491	$291,571	$236,837

Weighted average diluted shares outstanding	84,809	85,485	87,117	85,999	86,885

Diluted EPS	$0.86	$0.90	$0.69	$3.39	$2.65
Adjusted diluted EPS	$0.86	$0.90	$0.73	$3.39	$2.73

Return-on-equity	18.6%	20.1%	15.7%	18.4%	15.7%
Adjusted return-on-equity	18.6%	20.1%	16.5%	18.3%	16.1%

Expense ratio (2)	22.3%	22.9%	34.1%	24.7%	32.0%
Adjusted expense ratio (3)	22.3%	22.9%	30.5%	24.7%	30.3%

Combined ratio (4)	25.2%	20.1%	33.7%	24.0%	34.8%
Adjusted combined ratio (5)	25.2%	20.1%	30.1%	23.9%	33.0%

Book value per share (6)	$19.31	$18.21	$18.25
Book value per share (excluding net unrealized gains and losses) (7)	$21.76	$20.85	$18.23

EXHIBIT 99.1
(1)    Marginal tax impact of non-GAAP adjustments is calculated based on our statutory U.S. federal corporate income tax rate of 21%, except for those items that are not eligible for an income tax deduction. Such non-deductible items include gains or losses from the change in the fair value of our warrant liability and certain costs incurred in connection with the CEO transition, which are limited under Section 162(m) of the Internal Revenue Code.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions) by net premiums earned.
(4)    Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claims expense by net premiums earned.
(5)    Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction) and insurance claims and claims expense by net premiums earned.
(6)    Book value per share is calculated by dividing total shareholder's equity by shares outstanding.
(7)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholder's equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

Historical Quarterly Data	2022				2021
	December 31	September 30	June 30	March 31	December 31	September 30
	(In Thousands, except for per share data)
Revenues
Net premiums earned	$119,584	$118,317	$120,870	$116,495	$113,933	$113,594
Net investment income	13,341	11,945	10,921	10,199	10,045	9,831
Net realized investment gains	6	14	53	408	714	3
Other revenues	176	301	376	339	380	613
Total revenues	133,107	130,577	132,220	127,441	125,072	124,041
Expenses
Insurance claims and claim expenses (benefits)	3,450	(3,389)	(3,036)	(619)	(500)	3,204
Underwriting and operating expenses	26,711	27,144	30,700	32,935	38,843	34,669
Service expenses	131	197	336	430	650	787
Interest expense	8,035	8,036	8,051	8,041	8,029	7,930
Gain from change in fair value of warrant liability	—	—	(1,020)	(93)	(112)	—
Total expenses	38,327	31,988	35,031	40,694	46,910	46,590

Income before income taxes	94,780	98,589	97,189	86,747	78,162	77,451
Income tax expense	21,840	21,751	21,745	19,067	17,639	17,258
Net income	$72,940	$76,838	$75,444	$67,680	$60,523	$60,193

Earnings per share
Basic	$0.87	$0.91	$0.88	$0.79	$0.71	$0.70
Diluted	$0.86	$0.90	$0.86	$0.77	$0.69	$0.69

Weighted average common shares outstanding
Basic	83,592	84,444	85,734	85,953	85,757	85,721
Diluted	84,809	85,485	86,577	87,310	87,117	86,880

Other data
Loss Ratio (1)	2.9%	(2.9)%	(2.5)%	(0.5)%	(0.4)%	2.8%
Expense Ratio (2)	22.3%	22.9%	25.4%	28.3%	34.1%	30.5%
Combined ratio (3)	25.2%	20.1%	22.9%	27.7%	33.7%	33.3%
(1)    Loss ratio is calculated by dividing insurance claims and claim expenses (benefits) by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1

Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	($ Values In Millions, except as noted below)
New insurance written	$10,719	$17,239	$16,611	$14,165	$18,342	$18,084
New risk written	2,797	4,616	4,386	3,721	4,786	4,640
Insurance in force (IIF) (1)	183,968	179,173	168,639	158,877	152,343	143,618
Risk in force (1)	47,648	46,259	43,260	40,522	38,661	36,253
Policies in force (count) (1)	594,142	580,525	551,543	526,976	512,316	490,714
Average loan size ($ value in thousands) (1)	$310	$309	$306	$301	$297	$293
Coverage percentage (2)	25.9%	25.8%	25.7%	25.5%	25.4%	25.2%
Loans in default (count) (1)	4,449	4,096	4,271	5,238	6,227	7,670
Default rate (1)	0.75%	0.71%	0.77%	0.99%	1.22%	1.56%
Risk in force on defaulted loans (1)	$323	$284	$295	$362	$435	$546
Net premium yield (3)	0.26%	0.27%	0.30%	0.30%	0.31%	0.32%
Earnings from cancellations	$1.5	$1.8	$2.2	$2.9	$5.1	$7.7
Annual persistency (4)	83.5%	80.1%	76.0%	71.5%	63.8%	58.1%
Quarterly run-off (5)	3.3%	4.0%	4.3%	5.0%	6.7%	8.1%
(1)    Reported as of the end of the period.
(2)    Calculated as end of period risk-in-force (RIF) divided by end of period IIF.
(3)    Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4)    Defined as the percentage of IIF that remains on our books after a given twelve-month period.
(5)    Defined as the percentage of IIF that is no longer on our books after a given three-month period.
New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	For the three months ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(In Millions)
Monthly	$10,451	$16,676	$15,695	$13,094	$16,972	$16,861
Single	268	563	916	1,071	1,370	1,223
Primary	$10,719	$17,239	$16,611	$14,165	$18,342	$18,084

EXHIBIT 99.1

Primary and pool IIF	As of
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(In Millions)
Monthly	$163,903	$158,897	$148,488	$139,156	$133,104	$124,767
Single	20,065	20,276	20,151	19,721	19,239	18,851
Primary	183,968	179,173	168,639	158,877	152,343	143,618

Pool	1,049	1,078	1,114	1,162	1,229	1,339
Total	$185,017	$180,251	$169,753	$160,039	$153,572	$144,957

    The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction, 2018 QSR Transaction, 2020 QSR Transaction, 2021 QSR Transaction, 2022 QSR Transaction, and 2022 Seasoned QSR Transaction and collectively, the QSR Transactions), insurance-linked note transactions (2018 ILN Transaction, 2019 ILN Transaction, 2020-2 ILN Transaction, 2021-1 ILN Transaction, and 2021-2 ILN Transaction, and collectively, the ILN Transactions), and traditional reinsurance transactions (2022-1 XOL Transaction, 2022-2 XOL Transaction and 2022-3 XOL Transaction and collectively, the XOL Transactions) for the periods indicated.

	For the three months ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(In Thousands)
The QSR Transactions
Ceded risk-in-force	$12,617,169	$12,511,797	$9,040,944	$8,504,853	$8,194,604	$7,610,870
Ceded premiums earned	(42,246)	(42,265)	(30,231)	(29,005)	(28,490)	(28,366)
Ceded claims and claim expenses (benefits)	1,934	248	(403)	(159)	19	840
Ceding commission earned	10,089	10,193	6,146	5,886	6,208	6,142
Profit commission	22,314	23,899	17,778	16,723	16,142	15,191

The ILN Transactions (1)
Ceded premiums	$(10,112)	$(10,730)	$(10,132)	$(10,939)	$(11,344)	$(10,390)

The XOL Transactions
Ceded premiums	$(6,199)	$(4,808)	$(2,907)	$—	$—	$—
(1)    Effective March 25, 2022 and April 25, 2022, NMIC exercised its optional clean-up call to terminate and commute its previously outstanding excess of loss reinsurance agreements with Oaktown Re Ltd. and Oaktown Re IV Ltd., respectively. NMIC no longer makes risk premium payments to Oaktown Re Ltd. and Oaktown Re IV Ltd. thereafter.
    The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

EXHIBIT 99.1

Primary NIW by FICO	For the three months ended			For the year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	($ In Millions)
>= 760	$5,574	$6,815	$8,032	$26,751	$40,408
740-759	1,902	3,663	3,115	10,853	15,927
720-739	1,564	2,751	2,833	8,308	12,511
700-719	918	2,245	2,196	6,452	8,450
680-699	638	1,477	1,653	4,636	5,792
<=679	123	288	514	1,734	2,486
Total	$10,719	$17,239	$18,342	$58,734	$85,574
Weighted average FICO	756	748	748	750	752

Primary NIW by LTV	For the three months ended			For the year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(In Millions)
95.01% and above	$646	$1,610	$1,569	$5,199	$8,153
90.01% to 95.00%	5,325	9,398	8,879	30,031	38,215
85.01% to 90.00%	3,492	4,505	5,583	16,637	24,655
85.00% and below	1,256	1,726	2,311	6,867	14,551
Total	$10,719	$17,239	$18,342	$58,734	$85,574
Weighted average LTV	92.0%	92.6%	91.9%	92.2%	91.4%

Primary NIW by purchase/refinance mix	For the three months ended			For the year ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(In Millions)
Purchase	$10,500	$16,944	$17,097	$57,045	$70,318
Refinance	219	295	1,245	1,689	15,256
Total	$10,719	$17,239	$18,342	$58,734	$85,574
The table below presents a summary of our primary IIF and RIF by book year as of December 31, 2022.

Primary IIF and RIF	As of December 31, 2022
	IIF	RIF
	(In Millions)
December 31, 2022	$56,579	$14,965
2021	72,766	18,642
2020	34,656	8,860
2019	9,194	2,423
2018	3,579	923
2017 and before	7,194	1,835
Total	$183,968	$47,648

EXHIBIT 99.1
    The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	December 31, 2022	September 30, 2022	December 31, 2021
	(In Millions)
>= 760	$89,554	$87,152	$76,449
740-759	32,691	31,770	26,219
720-739	25,910	25,089	21,356
700-719	18,245	17,852	14,401
680-699	12,480	12,185	9,654
<=679	5,088	5,125	4,264
Total	$183,968	$179,173	$152,343

Primary RIF by FICO	As of
	December 31, 2022	September 30, 2022	December 31, 2021
	(In Millions)
>= 760	$22,834	$22,125	$19,125
740-759	8,556	8,298	6,707
720-739	6,807	6,574	5,497
700-719	4,859	4,747	3,771
680-699	3,305	3,223	2,511
<=679	1,287	1,292	1,050
Total	$47,648	$46,259	$38,661

Primary IIF by LTV	As of
	December 31, 2022	September 30, 2022	December 31, 2021
	(In Millions)
95.01% and above	$17,577	$17,269	$14,058
90.01% to 95.00%	87,354	84,396	68,537
85.01% to 90.00%	55,075	53,456	46,971
85.00% and below	23,962	24,052	22,777
Total	$183,968	$179,173	$152,343

Primary RIF by LTV	As of
	December 31, 2022	September 30, 2022	December 31, 2021
	(In Millions)
95.01% and above	$5,408	$5,308	$4,230
90.01% to 95.00%	25,797	24,921	20,210
85.01% to 90.00%	13,584	13,167	11,533
85.00% and below	2,859	2,863	2,688
Total	$47,648	$46,259	$38,661

Primary RIF by Loan Type	As of
	December 31, 2022	September 30, 2022	December 31, 2021

Fixed	99%	99%	99%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	1	1	1
Total	100%	100%	100%

EXHIBIT 99.1
The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	December 31, 2022	September 30, 2022	December 31, 2021
	(In Millions)
IIF, beginning of period	$179,173	$168,639	$143,618
NIW	10,719	17,239	18,342
Cancellations, principal repayments and other reductions	(5,924)	(6,705)	(9,617)
IIF, end of period	$183,968	$179,173	$152,343
Geographic Dispersion
The following table shows the distribution by state of our primary RIF as of the dates indicated.

Top 10 primary RIF by state	As of
	December 31, 2022	September 30, 2022	December 31, 2021
California	10.6%	10.7%	10.4%
Texas	8.7	8.7	9.7
Florida	8.2	8.2	8.6
Virginia	4.1	4.2	4.7
Georgia	4.1	4.1	3.8
Illinois	3.9	4.0	3.6
Washington	3.9	3.9	3.7
Colorado	3.5	3.5	3.8
Pennsylvania	3.4	3.4	3.3
Maryland	3.4	3.4	3.7
Total	53.8%	54.1%	55.3%

The table below presents selected primary portfolio statistics, by book year, as of December 31, 2022.

	As of December 31, 2022
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values in Millions)
2013	$162	$5	3%	655	34	—	1	0.2%	0.2%	—%
2014	3,451	206	6%	14,786	1,285	30	51	4.0%	0.5%	2.3%
2015	12,422	1,226	10%	52,548	6,839	135	126	2.7%	0.5%	2.0%
2016	21,187	2,668	13%	83,626	13,938	277	146	2.1%	0.5%	2.0%
2017	21,582	3,089	14%	85,897	16,409	487	121	2.8%	0.7%	3.0%
2018	27,295	3,579	13%	104,043	18,355	611	106	4.8%	0.7%	3.3%
2019	45,141	9,194	20%	148,423	38,580	646	30	5.1%	0.5%	1.7%
2020	62,702	34,656	55%	186,174	112,845	628	4	3.2%	0.3%	0.6%
2021	85,574	72,766	85%	257,972	227,124	1,323	3	6.5%	0.5%	0.6%
2022	58,734	56,579	96%	163,281	158,733	312	—	11.8%	0.2%	0.2%
Total	$338,250	$183,968		1,097,405	594,142	4,449	588
(1)    Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2)    Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3)    Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1
    The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses (benefits).

	For the three months ended		For the year ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(In Thousands)
Beginning balance	$94,944	$104,604	$103,551	$90,567
Less reinsurance recoverables (1)	(19,755)	(20,420)	(20,320)	(17,608)
Beginning balance, net of reinsurance recoverables	75,189	84,184	83,231	72,959

Add claims incurred:
Claims and claim expenses (benefits) incurred:
Current year (2)	17,033	4,159	45,168	23,433
Prior years (3)	(13,583)	(4,659)	(48,762)	(11,128)
Total claims and claim expenses (benefits) incurred	3,450	(500)	(3,594)	12,305

Less claims paid:
Claims and claim expenses paid:
Current year (2)	1	1	74	16
Prior years (3)	389	452	1,314	2,017
Total claims and claim expenses paid	390	453	1,388	2,033

Reserve at end of period, net of reinsurance recoverables	78,249	83,231	78,249	83,231
Add reinsurance recoverables (1)	21,587	20,320	21,587	20,320
Ending balance	$99,836	$103,551	$99,836	$103,551
(1)    Related to ceded losses recoverable under the QSR Transactions
(2) Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance and included $39.9 million attributed to net case reserves and $4.5 million attributed to net IBNR reserves for the year ended December 31, 2022, $18.1 million attributed to net case reserves and $4.7 million attributed to net IBNR reserves for the year ended December 31, 2021.
(3) Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance and included $42.5 million attributed to net case reserves and $4.7 million attributed to net IBNR reserves for the year ended December 31, 2022, $6.3 million attributed to net case reserves and $5.0 million attributed to net IBNR reserves for the year ended December 31, 2021.

    The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended		For the year ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Beginning default inventory	4,096	7,670	6,227	12,209
Plus: new defaults	1,639	1,244	5,225	5,730
Less: cures	(1,262)	(2,664)	(6,916)	(11,626)
Less: claims paid	(22)	(23)	(81)	(82)
Less: claims denied	(2)	—	(6)	(4)
Ending default inventory	4,449	6,227	4,449	6,227

EXHIBIT 99.1
    The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated.

	For the three months ended		For the year ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(In Thousands)
Number of claims paid (1)	22	23	81	82
Total amount paid for claims	$492	$572	$1,741	$2,554
Average amount paid per claim	$22	$25	$21	$31
Severity (2)	60%	53%	49%	59%
(1)    Count includes 11 and 30 claims settled without payment for the three months and year ended December 31, 2022, respectively, and five and 15 claims settled without payment for the three months and year ended December 31, 2021, respectively.
(2)    Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.
    The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the dates indicated.

Average reserve per default:	As of December 31, 2022	As of December 31, 2021
	(In Thousands)
Case (1)	$20.8	$15.3
IBNR (1) (2)	1.6	1.3
Total	$22.4	$16.6
(1)    Defined as the gross reserve per insured loan in default.
(2)    Amount includes claims adjustment expenses.
    The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	December 31, 2022	September 30, 2022	December 31, 2021
	(In Thousands)
Available Assets	$2,378,627	$2,275,487	$2,041,193
Risk-Based Required Assets	1,203,708	1,172,581	1,186,272